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                                                            EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                               DECEMBER 31, 1997

  The financial statements of the following entities were consolidated with those of the Registrant in the consolidated financial statements of the Registrant incorporated herein as of December 31, 1997:

    .  Weeks GP Holdings, Inc., a Georgia corporation.
       Registrant owns 100% of the common stock.

    .  Weeks LP Holdings, Inc., a Georgia corporation.
       Registrant owns 100% of the common stock.

    . Weeks Realty L.P. (the "Operating Partnership"), a Georgia limited partnership. Weeks GP Holdings, Inc., owns a 1.0% general partnership interest. Weeks LP Holdings, Inc., owns a 74.9% limited partnership interest.

    . Weeks Special Purpose LLC, a Georgia limited liability company. The Operating Partnership owns 100% of the member interests.

    . Weeks SPV Financing LLC, a Georgia limited liability company. Weeks Special Purpose LLC owns 100% of the member interests.

    . North Point Limited Partnership No. 1, a Florida limited partnership. The Operating Partnership owns an 85% partnership interest and Weeks Development Partnership owns a 15% partnership interest.

    . Weeks Financing Limited Partnership, a Georgia limited partnership. The Operating Partnership owns a 99% partnership interest and Weeks Realty Services, Inc. owns a 1% partnership interest.

    . Weeks NC Financing Limited Partnership, a Georgia limited partnership. The Operating Partnership directly owns a 99% partnership interest and indirectly owns a 1% partnership interest through its ownership of Weeks Special Purpose LLC and Weeks SPV Financing LLC.

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The Operating Partnership accounted for the following entities on the equity method, at December 31, 1997.

    .  Weeks Realty Services Inc., a Georgia corporation.
       The Operating Partnership owns 100% of the non-voting common stock and 1% of the voting common stock.

    .  Weeks Construction Services Inc., a Georgia corporation.
       The Operating Partnership owns 100% of the non-voting common stock and 1% of the voting common stock.

    .  Weeks Development Partnership, a Georgia partnership.
       Weeks Construction Services, Inc. and Weeks Realty Services, Inc. own 100% of the partnership interests.

    . Sugarloaf Holdings One, LLC, a Georgia limited liability company. The Operating Partnership owns a 50% member interest.